EXHIBIT 4.1(b)


                                ----------------
                                HEALTH DISCOVERY
                                  CORPORATION

               INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS
          AUTHORIZED: 200,000,000 COMMON SHARES, NO PAR VALUE PER SHARE

THIS CERTIFIES THAT                                         SEE REVERSE FOR
                                                          CERTAIN DEFINITIONS
                                                        ------------------------
                                                           CUSIP 42218R 10 0
                                                        ------------------------
IS THE OWNER OF

          FULLY PAID AND NON-ASSESSABLE COMMON STOCK, NO PAR VALUE OF

                          HEALTH DISCOVERY CORPORATION

transferable only on the books of this Corporation in person or by attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be endorsed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

              [HEALTH DISCOVERY CORPORATION CORPORATE SEAL TEXAS]

Robert S. Braswell                                         Stephen D. Barnhill
     SECRETARY                                                 CHAIRMAN/CEO






COUNTERSIGNED:
CORPORATE STOCK TRANSFER, INC.
3200 Cherry Creek Drive, Suite 430, Denver, CO 80209

By: ________________________________________________
    Transfer Agent and Registrar Authorized Officer